Greenidge Generation Reports Preliminary Financial and Operating Results for the Fourth Quarter and Full Year 2025

Significant Progress in Debt Reduction, Liability Management, and Power Capacity Expansion Supports Transition to AI/HPC Datacenters

Agreement with NYSDEC Provides Regulatory Clarity and Path to Renewal of Five-Year Title V Air Permit for Dresden Facility

Dresden Facility Positions Greenidge as a Model for Responsible Datacenter and Power Generation Operations

Pittsford, NY – March 5, 2026 – Greenidge Generation Holdings Inc. (Nasdaq: GREE) (“Greenidge” or the “Company”), a vertically integrated power generation company focused on datacenters and infrastructure development, announced preliminary financial and operating results for the fourth quarter and fiscal year ended December 31, 2025 and provided an update on the Company’s growth prospects.

Recent Fourth Quarter 2025 Highlights:

•Secured approval for a total of 100MW of future power for datacenters, including:
•60MW of non-curtailable power at the Dresden facility via grid interconnection, for which the Company is engaging with NYSEG on related facility upgrades and actively exploring options for AI/HPC datacenter development; and
•40MW of non-curtailable power available at a 34-acre greenfield site in Mississippi by Q1 2027, for which the Company is actively exploring options for AI/HPC datacenter development.
•Initiated NYISO system impact study to access additional 200MW of power at the Dresden facility via grid interconnection;
•Successfully closed on the sale of the South Carolina property for $18.0 million in cash and up to $18.0 million in potential future earnouts; and
•Held 74 Bitcoin valued at $6.5 million as of December 31, 2025.

Fourth Quarter 2025 Preliminary Financial Results:

•Total revenue of $11.5 million, a reduction of $3.7 million from Q3 2025;
•Net income of $1.9 to $2.9 million, a reduction of $10.1 to $9.1 million from Q3 2025;
•EBITDA of $4.5 to $5.5 million, a reduction of $10.5 to $9.5 million from Q3 2025;
•Adjusted EBITDA loss of $6.2 to $5.2 million, a reduction of $7.9 to $6.9 million from Q3 2025;
•Net cash flow used for operating activities of $4.6 million, a reduction of $4.7 million from Q3 2025;
•Adjusted Free Cash Flow loss of $2.0 million, a reduction of $6.3 million from Q3 2025;
•Cryptocurrency mining revenue of $2.6 million, a reduction of $1.6 million from Q3 2025;
•Datacenter hosting revenue of $3.3 million, a reduction of $3.0 million from Q3 2025;
•Power and capacity revenue of $5.6 million, an improvement of $0.8 million from Q3 2025; and
•A total of 53 Bitcoins produced, a decrease of 42 from Q3 2025.

Additional 2025 Highlights:

•Reduced outstanding principal amount of senior unsecured debt due October 2026 from $68.5 million as of FY 2024 to $36.7 million through a combination of public tender/exchange offers, privately negotiated exchange agreements and open market repurchases;
•Completed the sale of its 7.5MW Mississippi bitcoin mining facility and lower-efficiency miners for $4.2 million in cash;
•Secured agreement with the New York State Department of Environmental Conservation (“NYSDEC”) which states unequivocally that NYSDEC shall issue a final five-year Title V Air Permit modification and renewal for the Company’s Dresden facility following a public comment period and fulfillment of applicable state regulations, and that the new emissions level incorporated therein are fully consistent with New York’s Climate Leadership Community Protection Act. This will ensure that the Company’s Dresden facility, which provides significant power to the local energy grid each year, will continue to do so while also serving as a model datacenter operation; and
•Completed initial chemical composition testing on coal combustion residuals in C-Pond to support beneficial use demonstration and extend the deadline to initiate closure to October 2027 while seeking regulatory approval to complete similar testing at the Lockwood Landfill during Q2 2026.

Full Year 2025 Preliminary Financial Results:

•Total revenue of $58.8 million, a reduction of $0.8 million from FY 2024;
•Net income of $4.2 to $5.2 million, an improvement of $24.0 to $25.0 million from FY 2024;
•EBITDA of $19.9 to $20.9 million, an improvement of $19.2 to $20.2 million from FY 2024;
•Adjusted EBITDA loss of $3.1 to $2.1 million, a reduction of $8.6 to $7.6 million from FY 2024;
•Net cash flow used for operating activities of $15.0 million, a reduction of $3.0 million from FY 2024;

•Adjusted Free Cash Flow loss of $2.3 million, an improvement of $12.1 million from FY 2024;
•Cryptocurrency mining revenue of $15.2 million, a reduction of $3.8 million from FY 2024;
•Datacenter hosting revenue of $21.5 million, a reduction of $8.4 million from FY 2024;
•Power and capacity revenue of $22.2 million, an improvement of $11.4 million from FY 2024;
•A total of 371 Bitcoins produced, a decrease of 570 from FY 2024; and
•SG&A expenses of $12.1 million, a reduction of $5.2 million from FY 2024.

Greenidge currently operates 111.5MW of active self-mining, hosting and power generation across its sites in New York and North Dakota. The Company’s active datacenter operations deliver approximately 2.8 EH/s of combined datacenter hosting and cryptocurrency mining capacity, of which 1.8 E/Hs is attributable to datacenter hosting and 1.0 E/Hs is attributable to our cryptocurrency mining.

Greenidge ended the fourth quarter with $19.6 million of cash, $6.5 million of bitcoin and $39.0 million in aggregate principal amount of senior unsecured debt due October 2026 and June 2030.1

Greenidge CEO Jordan Kovler commented: “Our team’s exceptional focus and execution over the past two and a half years have helped set the stage for Greenidge to realize its significant growth potential and facilitate an effective transition from Bitcoin mining to AI/HPC. Notably, 2025 culminated in Greenidge securing a historic agreement with NYSDEC on a five-year Title V Air Permit that strengthens our path to sustained growth and profitability and ends all litigation and administrative appeals between the Company and New York. Our Dresden facility serves as a model for responsible datacenter operations by utilizing on-site power generation. By agreeing to reduce carbon emissions, actively exploring opportunities to remediate the environmental impacts of prior owners and pairing behind-the-meter use with on-site generation and flexible load management, Greenidge serves the twin goals of promoting affordable electrical service for the residents of New York while benefiting the local community and contributing to our nation’s leadership position in AI development.”

Kovler continued, “We have reduced our debt from over $157.5 million in 2023 to $39.0 million as of December 31, 2025, while reducing our SG&A expenses from $26.1 million in 2023 to $12.1 million in 2025. The meaningful progress made toward securing and developing powered land has led to the sale of two sites and lower-efficiency miners in 2025 for over $22.2 million, with the potential to receive up to an additional $18 million. We also gained future access to 100MW of additional power in 2025, nearly doubling our current capacity. We will continue efforts to further restructure our senior unsecured debt due October 2026 and position the Company to utilize its energy footprint for actionable growth opportunities that maximize value for all Greenidge stakeholders.”

1. Excludes $3.1 million and $1.0 million in capitalized contractual interest payments as of December 31, 2025 for our senior unsecured debt due October 2026 and June 2030, respectively. See Note 5, “Debt,” in the Notes to our Unaudited Condensed Consolidated Financial Statements.

About Greenidge Generation Holdings Inc.

Greenidge Generation Holdings Inc. (Nasdaq: GREE) is a vertically integrated power generation company, focusing on datacenters, electrical and infrastructure development, engineering, procurement, construction management, operations and site maintenance.

Forward-Looking Statements
This press release includes certain statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws. These forward-looking statements involve uncertainties that could significantly affect Greenidge’s financial or operating results. These forward-looking statements may be identified by terms such as “anticipate,” “believe,” “continue,” “foresee,” “expect,” “intend,” “plan,” “may,” “will,” “would,” “could,” and “should,” and the negative of these terms or other similar expressions. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Forward-looking statements in this press release include, among other things, statements regarding the receipt of a final Title V Air Permit, gaining additional power access and the business plan, business strategy and operations of Greenidge in the future. In addition, all statements that address operating performance and future performance, events or developments that are expected or anticipated to occur in the future are forward looking statements. Forward-looking statements are subject to a number of risks, uncertainties and assumptions. Matters and factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include but are not limited to the matters and factors described in Part I, Item 1A. “Risk Factors” of Greenidge’s Annual Report on Form 10-K for the year ended December 31, 2024, as may be amended from time to time, its subsequently filed Quarterly Reports on Form 10-Q and its other filings with the Securities and Exchange Commission. Consequently, all of the forward-looking statements made in this press release are qualified by the information contained under this caption. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements in this press release. You should not put undue reliance on forward-looking statements. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, the actual results, performance, or achievements of Greenidge could differ materially from the results expressed in, or implied by, any forward-looking statements. All forward-looking statements speak only as of the date of this press release and, unless otherwise required by U.S. federal securities laws, Greenidge does not assume any duty to update or revise any forward-looking statements included in this press release, whether as a result of new information, the occurrence of future events, uncertainties or otherwise, after the date of this press release.

Use of Non-GAAP Information
To provide investors and others with additional information regarding Greenidge’s financial results, Greenidge has disclosed in this press release the non-GAAP operating performance measures of EBITDA, Adjusted EBITDA, Adjusted Free Cash Flow, Total Debt and Net Debt. Management believes that the use of EBITDA, Adjusted EBITDA, Adjusted Free Cash Flow, Total Debt and Net Debt provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. “EBITDA” is defined as earnings before interest, taxes, depreciation and amortization. “Adjusted EBITDA” is defined as earnings before interest, taxes, depreciation and amortization, which is then adjusted for stock-based compensation and other special items determined by management, including, but not limited to, gains or losses from the sales of assets, troubled debt restructuring, insurance proceeds and liquidation of subsidiaries. “Adjusted Free Cash Flow” is defined as net cash flow provided by (used for) operating activities less purchases of and deposits for property and equipment, which is then adjusted to add revenue from digital assets production and remove proceeds from the sale of digital assets already included in operating activities. Digital assets (i.e., bitcoin) generated from mining are treated as an adjustment to reconcile net income (loss) to cash used in operating activities in the GAAP financial statements. This Adjusted Free Cash Flow measure approximates the Company’s cash flow as if such digital assets, which are highly liquid, continued to be liquidated at the time of receipt, and presented within operating activities, instead of being presented within investing activities as a result of the Company’s bitcoin retention strategy. Adjusted Free Cash Flow is not intended to be a measure of residual cash available for management’s discretionary use since it omits significant sources and uses of cash flow, including, without limitation, mandatory debt repayments and realized and unrealized gains (losses) on digital assets. The most directly comparable GAAP financial measure to Total Debt and Net Debt is total long-term debt (including the current portion), which is reported at amortized cost on the Company’s consolidated balance sheet in accordance with U.S. GAAP (ASC 470-60). “Total Debt” differs from the GAAP measure of total long-term debt as it represents the aggregate outstanding principal indebtedness under the Company’s 8.50% Senior Notes due 2026 and 10.00% Senior Notes due 2030, excluding adjustments for unamortized discounts, premiums, and issuance costs that are netted against the principal under GAAP to arrive at the carrying value. “Net Debt” is defined as Total Debt less cash and cash equivalents (including restricted cash) and digital assets. Our computation of these non-GAAP financial measures may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate these non-GAAP financial measures in the same fashion. For example, Greenidge’s presentation of Total Debt and Net Debt may be different from similar non-GAAP financial measures presented by other companies given the inclusion of the fair market value of digital assets in the calculation of Net Debt. These non-GAAP financial measures are a supplement to and not a substitute for or superior to, Greenidge’s results presented in accordance with U.S. GAAP. The non-GAAP financial measures presented by Greenidge may be different from non-GAAP financial measures presented by other companies. Specifically, Greenidge believes the non-GAAP information provides useful measures to investors regarding Greenidge’s financial performance by excluding certain costs and expenses that Greenidge believes are not indicative of its core operating results and including digital assets generated by our operations as a source of non-cash liquidity. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for results or guidance prepared and presented in accordance with U.S. GAAP. Because of these limitations, EBITDA, Adjusted EBITDA, Adjusted Free Cash Flow, Total Debt and Net Debt should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. Greenidge compensates for these limitations by relying primarily on its GAAP results and using EBITDA, Adjusted EBITDA, Adjusted Free Cash Flow, Total Debt and Net Debt on a supplemental basis. You should review the reconciliation of net loss (income) to EBITDA (loss) and Adjusted EBITDA, net cash flow provided by (used for) operating activities to Adjusted Free Cash Flow, and the Company’s senior unsecured indebtedness to Total Debt and Net Debt and not rely on any single financial measure to evaluate our business.

	Three Months Ended
Amounts denoted in millions	December 31, 2025
	Low	High
Net income from operations	$1.9	$2.9
Interest expense, net	0.2	0.2
Depreciation	2.5	2.5
EBITDA	4.5	5.5
Stock based compensation	0.2	0.2
Change in fair value of warrant asset	0.1	0.1
Gain on sale of assets	(10.5)	(10.5)
Remeasurement of environmental liability	0.4	0.4
Gain on troubled debt restructuring	(0.8)	(0.8)
Adjusted EBITDA	$(6.2)	$(5.2)

	Year Ended
Amounts denoted in millions	December 31, 2025
	Low	High
Net income from operations	$4.0	$5.0
Interest expense, net	4.0	4.0
Benefit from income taxes	(0.1)	(0.1)
Depreciation	11.8	11.8
EBITDA	19.9	20.9
Stock based compensation	0.8	0.8
Gain on sale of assets	(11.9)	(11.9)
Remeasurement of environmental liability	0.4	0.4
Gain on troubled debt restructuring	(12.2)	(12.2)
Loss on liquidation of subsidiary	0.3	0.3
Gain on insurance proceeds	(0.4)	(0.4)
Adjusted EBITDA	$(3.1)	$(2.1)

Amounts denoted in millions	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended
	December 31, 2025	September 30, 2025	December 31, 2025	June 30, 2024
Net cash flow provided by (used for) operating activities	$(4.6)	$0.1	$(15.0)	$(12.0)
Revenue from digital assets production	2.6	4.2	15.2	19.1
Proceeds from sale of digital assets in operating activities	—	—	—	(11.1)
Purchases of and deposits for property and equipment	—	—	(2.5)	(10.4)
Adjusted Free Cash Flow	$(2.0)	$4.3	$(2.3)	$(14.4)

Amounts denoted in millions	December 31, 2024	2025 Public and Privately Negotiated Tender and Exchange Offers and Open Market Debt Repurchases		December 31, 2025
		(Preliminary)		(Preliminary)
8.50% Senior Notes due 2026	$68.5	$(31.8)	[a]	$36.7
10.0% Senior Notes due 2030	—	2.3	[a]	2.3
Total Debt	$68.5	$(29.5)		$39.0
Less: Cash and cash equivalents, including restricted cash	(8.6)			(19.6)
Less: Digital Assets	(7.0)			(6.5)
Net Debt	$52.9			$12.9

[a] Represents debt restructuring efforts in FY2025 through multiple public tender/exchange offers, privately negotiated exchange agreements and open market debt repurchases.

Contacts
Investors
investorrelations@greenidge.com

Media
Longacre Square Partners
Kate Sylvester / Kendall Heebink
646-921-0775
greenidge@longacresquare.com

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